SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 17, 2006

HSBC Auto Receivables Corporation
(Exact name of registrant as specified in its charter)

United States	333-131714	36-4220459
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o HSBC Finance Corporation
Attention: Michael J. Forde
2700 Sanders Road
Prospect Heights, Illinois	60070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 564-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

Description of the Securities and the Auto Loans

The Registrant, as Depositor, and HSBC Finance Corporation, as Sponsor (“HSBC Finance”), plan to cause HSBC Automotive Trust (USA) 2006-2 (the “Trust”), a newly formed issuing entity, to issue $296,500,000 5.50313% Class A-1 Notes, $229,100,000 5.61% Class A-2 Notes, $416,800,000 5.61% Class A-3 Notes and $117,700,000 5.67% Class A-4 Notes (collectively, the “Notes”) on July 26, 2006.  The Notes will be registered under the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the file number 333-131714.

The Notes, which evidence indebtedness of the Trust, the assets of which consist primarily of retail installment sales contracts secured by new and used automobiles, light duty trucks and vans financed thereby, will be sold to HSBC Securities (USA) Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. (the “Underwriters”), pursuant to an Underwriting Agreement attached hereto as Exhibit 1.1, dated as of July 17, 2006 (the “Underwriting Agreement”), among HSBC Finance, HSBC Auto Receivables Corporation (or the Registrant) and HSBC Securities (USA) Inc., as representative of the Underwriters.  This Current Report on Form 8-K is being filed in connection with the execution of the Underwriting Agreement to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes.  A form of the Underwriting Agreement was filed as an Exhibit to the Registration Statement.

Item 9.01.                               Financial Statements, Pro Forma Financial Information and Exhibits.

(d)           Exhibits:

1.1           Underwriting Agreement, dated as of July 17, 2006, among HSBC Finance, as Servicer, HSBC Auto Receivables Corporation, as Depositor, and HSBC Securities (USA) Inc., as representative of the Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC AUTO RECEIVABLES CORPORATION

By:	/s/ Steven H. Smith
Name:	Steven H. Smith
Title:	Vice President & Assistant Treasurer

Dated:  July 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of July 17, 2006, among HSBC Finance Corporation, as Servicer, HSBC Auto Receivables Corporation, as Depositor, and HSBC Securities (USA) Inc., as representative of the Underwriters.